Exhibit 5 and 23.1

May 10, 2005

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

Ladies and Gentlemen:

I am Senior Vice President, Secretary and General Counsel of Abbott Laboratories, an Illinois corporation, and have advised Abbott Laboratories in connection with the proposed offering of 46,868,123 additional common shares, without par value, of Abbott Laboratories (the “Shares”) pursuant to the Abbott Laboratories 1996 Incentive Stock Program (the “Program”), being offered pursuant to the Registration Statement on Form S-8 to which this is an exhibit (the “Registration Statement”).  The Registration Statement is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  In connection with the proposed offering and registration, I, or members of my staff, have examined or are otherwise familiar with:

(i)            the Registration Statement,

(ii)           the Restated Articles of Incorporation of Abbott Laboratories,

(iii)          the By-laws of Abbott Laboratories,

(iv)          the Program, and

(v)           the minutes of all of the meetings of the board of directors of Abbott Laboratories and of the shareholders of Abbott Laboratories relating to the establishment of the Program or the award of benefits under the Program.

In addition, I have made such other examinations and have ascertained or verified to my satisfaction such additional facts as I deem pertinent under the circumstances.

On the basis of such examinations, I am of the opinion that all of the legal and corporate proceedings that are necessary in connection with the grant of benefits under the Program and the authorization and issuance of the Shares pursuant thereto has been duly taken and, after those Shares have been issued in accordance with the provisions of the Program, will be legally issued, fully paid and nonassessable outstanding common shares of Abbott Laboratories.

I hereby consent to the filing of this legal opinion as an exhibit to the Registration Statement on Form S-8 to be filed by Abbott Laboratories with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Shares issuable pursuant to the

Program and to the reference to me under the caption “Interests of Named Experts and Counsel” in such Registration Statement.

Very truly yours,

/s/ Laura J. Schumacher
Laura J. Schumacher
Senior Vice President,
Secretary and General Counsel